Exhibit 23.1
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The Board of Directors
Paragon Technologies, Inc.:


We consent to the incorporation by reference in the registration statements (No. 333-10181, No. 333-25555, No. 333-36397, No. 333-59226, and No. 333-65870) on
Form S-8 and No. 333-40834 on Form S-3 of Paragon Technologies, Inc. of our report dated February 28, 2003, with respect to the consolidated balance sheets of Paragon Technologies, Inc. and subsidiary as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2002, and the related financial statement schedule, which report appears in the December 31, 2002 annual report on Form 10-K of Paragon Technologies, Inc. Our report refers to a change in the method of accounting for goodwill and other intangible assets.




                                  /S/ KPMG LLP





Philadelphia, Pennsylvania
March 27, 2003